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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - April 21, 1998



                            MELLON BANK CORPORATION
              (Exact name of registrant as specified in charter)



       Pennsylvania                    1-7410                   25-1233834
(State or other jurisdiction        (Commission              (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)

                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania                15258
                   (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code - (412) 234-5000

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ITEM 5.  OTHER EVENTS

         By press release dated April 21, 1998, Mellon Bank Corporation (the "Corporation") announced first quarter 1998 results of operations. In the same release, the Corporation announced an increase in the quarterly cash dividend. The Corporation increased its Common Stock dividend by 9 percent to 36 cents per share, payable on May 15, 1998, to shareholders of record at the close of business on April 30, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit  Description
Number


99.1 Mellon Bank Corporation Press Release, dated April 21, 1998, announcing the Corporation's first quarter results of operations and an increase in the Corporation's Common Stock dividend.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MELLON BANK CORPORATION



Date: April 22, 1998                  By: /s/ STEVEN G. ELLIOTT
                                          Steven G. Elliott
                                          Vice Chairman, Chief Financial Officer
                                          & Treasurer
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                                 EXHIBIT INDEX

Number                    Description                     Method of Filing

99.1                      Press Release dated             Filed herewith
                          April 21, 1998